QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on May 13, 2005

Registration No. 333-55512

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The J. Jill Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2973769 (I.R.S. employer identification number)
4 Batterymarch Park Quincy, MA 02169-7468 (617) 376-4300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gordon R. Cooke
President, Chief Executive Officer and Chairman of the Board of Directors
The J. Jill Group, Inc.
4 Batterymarch Park
Quincy, Massachusetts 02169-7468
(617) 376-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David R. Pierson, Esquire
Foley Hoag LLP
World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210-2600
(617) 832-1000

        The J. Jill Group, Inc. registered 1,710,000 shares of its common stock, par value $.01 per share, under this Registration Statement for resale by certain stockholders. The J. Jill Group, Inc. hereby removes from registration all of the shares of its common stock, $.01 par value per share, registered pursuant to its Registration Statement on Form S-3 (No. 333-55512) for sale from time to time by the selling stockholders named in such Registration Statement which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-55512 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on this 13th day of May, 2005.

THE J. JILL GROUP, INC.
By:	/s/ OLGA L. CONLEY Olga L. Conley Executive Vice President/ Chief Financial Officer and Treasurer (Principal Financial Officer)

QuickLinks

SIGNATURES